Exhibit 1


                             JOINT FILING AGREEMENT
                             AND POWER OF ATTORNEY
                             ----------------------

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including exhibits and thereto) with respect to the Common Stock of QT 5, Inc., a Delaware corporation. This Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, each of the undersigned, being duly authorized, hereby executes this Agreement as of the 24th day of September 2003.

     Each person whose signature appears below hereby constitutes and appoints Michael T. Pieniazek as his true and lawful attorney-in-act and agent, with full power and authority, including power of substitution and resubstitution, and in his name, place and stead in any and all capacities, to execute in the name of each such person, and to file, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, any and all amendments to this Statement on Schedule 13G as such attorney-in-fact and agent, or his substitutes, executing such amendments deem necessary or advisable to enable each person whose signature appears below to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, granting to said attorney-in-fact, agents and substitutes full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intends and purposes as they might or could do in person, and does hereby ratify and confirm all that such attorney-in-fact, agents or substitutes, or any of the separately, may lawfully do or cause to be done by virtue thereof.


                                        /s/ Michael T. Pieniazek
                                        -----------------------------
                                            Michael T. Pieniazek


                                        /s/ Thomas A. Slamecka
                                        -----------------------------
                                            Thomas A. Slamecka